Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Second Quarter Ended

January 31, 2013 and Declares Quarterly Cash Dividend

Strong Medical Imaging and Security Sales Drive 10% Revenue Growth;

Double-Digit Non-GAAP Operating Margin in all Segments

PEABODY, Mass. (March 11, 2013) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its second quarter ended January 31, 2013.

Highlights during the second quarter (comparisons are against Q2 of fiscal 2012) included:

•	Revenue of $138.6 million, up 10%

•	GAAP operating margin of 10%; up 4 points

•	Non-GAAP operating margin of 14%, up 2 points

•	GAAP diluted EPS of $0.78; Non-GAAP diluted EPS of $1.05

•	Security revenue of $17.4 million, up 73% on developing new high-speed threat detection market

•	Generated positive operating cash flows of $14.1 million

•	Completed the acquisition of Ultrasonix Medical Corporation after the end of the quarter, accelerating expansion into the fast growing point-of-care market

Revenue for the second quarter of fiscal 2013 was $138.6 million, an increase of 10% compared with revenue of $126.4 million in the second quarter of fiscal 2012. GAAP net income for the second quarter of fiscal 2013 was $9.8 million, or $0.78 per diluted share, compared with net income of $19.6 million, or $1.59 per diluted share, in the second quarter of fiscal 2012. Included in our GAAP net income for the second quarter of fiscal 2012, as previously reported, was an $0.80 benefit to diluted net income per share due to a tax refund and a gain on sale of an equity interest.

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

Non-GAAP net income for the second quarter was $13.2 million, or $1.05 per diluted share, compared with $12.5 million, or $1.02 per diluted share, in the prior year’s second quarter. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

For the first six months of fiscal 2013, revenue totaled $258.4 million, up 6% from the same period in the prior year. Year-to-date GAAP net income was $14.2 million, or $1.13 per diluted share, compared with $23.6 million, or $1.88 per diluted share, from the same period last year. Year-to-date non-GAAP net income was $19.9 million, or $1.58 per diluted share, compared with $19.2 million, or $1.53 per diluted share, in the same period last year.

Jim Green, president and CEO, commented, “We demonstrated very strong performance in our second quarter, in-line with our expectations, and we are on track to achieve our fiscal 2013 objectives. We saw solid demand in our Medical Imaging business for CT and MRI systems, driven by new product introductions. As we continued to drive direct end-customer sales, our Ultrasound business saw healthy growth in the U.S. and improvement in Europe. Lastly, our Security business achieved high double-digit growth as the market for high-speed threat detection systems accelerates.”

“At the beginning of March, we completed the acquisition of Ultrasonix Medical, complementing our already strong Ultrasound product portfolio and sales channel, and accelerating penetration into the point-of-care market,” Green continued. “We reaffirm our total company outlook for the year of upper single-digit revenue growth organically, and combined with the acquisition of Ultrasonix, we are targeting 10% revenue growth this fiscal year over last year. We also expect to improve annual non-GAAP operating margins by 100 basis points on a total company basis.”

Segment Revenues

Revenue from our Medical Imaging segment was $80.7 million for the second quarter of fiscal 2013, up 7% from revenue of $75.3 million in the same period of fiscal 2012. Medical Imaging revenues were up during the quarter due primarily to strong growth in sales of CT and MRI products, offset by lower shipments of digital mammography detectors. Year to date, Medical Imaging revenue was $156.7 million, up 6% from the prior year.

Our Ultrasound segment revenue was $40.5 million for the second quarter of fiscal 2013, down 2% from revenue of $41.1 million in the same period of fiscal 2012. Higher direct sales in North America and Europe were offset during the quarter by lower OEM transducer sales and the impact of distributor transitions in Eastern Europe. Year to date, Ultrasound revenue was $72.1 million, down 5% from the prior year.

Security Technology segment revenue was $17.4 million for the second quarter of fiscal 2013, up 73% from revenue of $10.1 million in the same period of fiscal 2012. Security revenues were up during the quarter due primarily to strong shipments of high-speed threat detection systems as the market for high-speed threat detection systems accelerates. Year to date, Security revenue was $29.6 million, up 43% from the prior year.

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

Quarterly Cash Dividend

Analogic’s Board of Directors, on March 7, 2013, declared a $0.10 cash dividend for each common share for its second fiscal quarter ended January 31, 2013. The cash dividend will be payable on April 2, 2013, to shareholders of record on March 22, 2013.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Monday, March 11, at 5:00 p.m. (ET) to discuss the second quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) April 11, 2013. To access the digital replay, dial 1-877-919-4059 or 1-334-323-7226 for international callers. The passcode is 40398358.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) April 11, 2013.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical and Ultrasonix branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended		Six Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Net revenue:
Product	$132,763	$122,189	$245,310	$236,196
Engineering	5,791	4,244	13,111	8,094

Total net revenue	138,554	126,433	258,421	244,290

Cost of sales:
Product	77,340	75,705	146,014	146,936
Engineering	5,815	3,883	11,922	7,483

Total cost of sales	83,155	79,588	157,936	154,419

Gross profit	55,399	46,845	100,485	89,871

Operating expenses:
Research and product development	16,123	13,940	30,197	29,207
Selling and marketing	11,867	10,605	23,522	21,070
General and administrative	13,606	14,509	25,528	26,219

Total operating expenses	41,596	39,054	79,247	76,496

Income from operations	13,803	7,791	21,238	13,375

Other income (expense):
Interest income	95	133	208	269
Gain on sale of other investments	—	2,500	—	2,500
Other, net	(497)	322	(1,516)	497

Total other income (expense), net	(402)	2,955	(1,308)	3,266

Income before income taxes	13,401	10,746	19,930	16,641
Provision for income taxes	3,592	(8,869)	5,740	(7,000)

Net income	$9,809	$19,615	$14,190	$23,641

Net income per share:
Basic	$0.80	$1.61	$1.15	$1.90
Diluted	$0.78	$1.59	$1.13	$1.88
Dividends declared per share	$0.10	$0.10	$0.20	$0.20
Weighted-average shares outstanding:
Basic	12,294	12,188	12,304	12,464
Diluted	12,581	12,333	12,574	12,595

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)
	January 31, 2013	July 31, 2012
Assets:
Cash and cash equivalents	$175,125	$187,011
Accounts receivable, net	86,176	96,117
Inventories	125,666	108,944
Other current assets	16,170	16,723

Total current assets	403,137	408,795
Property, plant, and equipment, net	105,715	96,769
Other assets	51,837	52,432

Total Assets	$560,689	$557,996

Liabilities and Stockholders’ Equity:
Accounts payable	$37,463	$38,200
Accrued liabilities	30,809	41,746
Advanced payments and deferred revenue	13,874	14,323
Accrued income taxes	—	5,670

Total current liabilities	82,146	99,939

Long-term liabilities	12,612	11,738

Stockholders’ equity	465,931	446,319

Total Liabilities and Stockholders’ Equity	$560,689	$557,996

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF REPORTED (GAAP) TO NON-GAAP MEASURES

We provide income from operations, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

BK Medical Distributor Matter Inquiry-Related Costs

As previously disclosed in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2011, the Company has identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which the Company has raised questions concerning compliance with law and the Company’s business policies. The Company has concluded that the identified transactions have been properly accounted for in our reported financial statements in all material respects. During the three and six months ended January 31, 2013 we incurred $0.3 million and $0.4 million, respectively of inquiry-related costs.

During the three and six months ended January 31, 2012 we incurred $0.2 million and $1.2 million, respectively of inquiry-related costs.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. During the three and six months ended January 31, 2013 our results included acquisition costs for the Ultrasonix acquisition of $0.7 million. During the three and six months ended January 31, 2012 our results included an adjustment to contingent consideration for the acquisition of an OEM ultrasound transducer and probe product line of less than $0.1 million. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Gain on sale of other investments

On July 25, 2011, we entered into an agreement to sell our 25% interest in our China-based affiliate for $2.5 million. The book value of our interest in the China-based affiliate was written down to $0 in fiscal 2006, and we, upon final approval of the transaction by the Chinese government, recorded a gain of $2.5 million in the three and six months ended January 31, 2012.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit from) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments. During the second quarter of fiscal year 2012, we received a refund of $12.0 million as the result of the completion of an Internal Revenue Service (“IRS”) audit of federal income tax returns for the fiscal years ended July 31, 2003, 2005, and 2008. The refund was largely the result of Federal research and experimentation credits that carryover from the fiscal years 1991 through 2000 into the audited returns. We recorded a tax benefit for this refund, including the related interest, in the unaudited Consolidated Statement of Operations of $10.0 million in the three and six months ended January 31, 2012. The tax benefit from the refund and interest were partially offset by related contingent professional fees of $2.7 million recorded in general and administrative expenses within income from operations in the unaudited Condensed Consolidated Statement of Operations in the three and six months ended January 31, 2012. As these adjustments do not reflect the underlying performance of the business they have been excluded from non-GAAP net income.

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended		Six Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
GAAP Income From Operations	$13,803	$7,791	$21,238	$13,375
Share-based compensation expense	3,310	3,150	5,954	5,401
B-K distributor matter inquiry related costs	330	207	405	1,204
Tax refund related charges	—	2,714	—	2,714
Acquisition related expenses	1,428	809	2,169	1,575

Non-GAAP Income From Operations	$18,871	$14,671	$29,766	$24,269

Percentage of Total Net Revenue	13.6%	11.6%	11.5%	9.9%

GAAP Other Income (Expense)	$(402)	$2,955	($1,308)	$3,266
Gain on sale of other investments	—	(2,500)	—	(2,500)

Non-GAAP Other Income (Expense)	$(402)	$455	($1,308)	$766

Percentage of Total Net Revenue	-0.3%	0.4%	-0.5%	0.3%

GAAP Net Income	$9,809	$19,615	$14,190	$23,641
Share-based compensation expense	2,216	2,143	4,037	3,694
B-K distributor matter inquiry related costs	212	133	261	772
Tax refund and related charges	—	(8,285)	—	(8,285)
Acquisition related expenses	921	519	1,399	1,010
Gain on sale of other investments	—	(1,603)	—	(1,603)

Non-GAAP Net Income	$13,158	$12,522	$19,887	$19,229

Percentage of Total Net Revenue	9.5%	9.9%	7.7%	7.9%

GAAP Diluted Net Income Per Share	$0.78	$1.59	$1.13	$1.88
Effect of non-GAAP adjustments	0.27	(0.57)	0.45	(0.35)

Non-GAAP Diluted Net Income Per Share	$1.05	$1.02	$1.58	$1.53

Analogic Corporation         8 Centennial Drive, Peabody, MA 01960         978-326-4000         www.analogic.com